GLOBAL PAYMENTS INC.
ANNUAL PERFORMANCE PLAN

LEGAL02/33519195v1

TABLE OF CONTENTS

ARTICLE 1 ESTABLISHMENT OF PLAN	1
1.1 Background	1
1.2 Purpose	1
1.3 Effective Date	1
ARTICLE 2 DEFINITIONS	2
2.1 Definitions	2
ARTICLE 3 ADMINISTRATION	3
3.1 Committee	3
3.2 Authority of Committee	3
3.3 Decisions Binding	4
ARTICLE 4 ELIGIBILITY	4
4.1 Designation of Participants	4
4.2 Partial Year Participation	4
4.3 Demotions	4
ARTICLE 5 OPERATION OF THE PLAN	4
5.1 Plan Structure	4
5.2 Establishment of Target Awards	4
5.3 Company Performance Objectives	5
5.4 Individual Performance Objectives	5
5.5 Threshold Performance Goal and Individual Award Limits	5
5.6 Payout Form and Timing	6
5.7 Terminations of Employment	6
ARTICLE 6 AMENDMENT, MODIFICATION AND TERMINATION	6
6.1 Amendment, Modification and Termination	6
6.2 Termination After or During Plan Year	6
ARTICLE 7 GENERAL PROVISIONS	7
7.1 No Right to Participate	7
7.2 No Right to Employment	7
7.3 Withholding	7
7.4 Funding	7
7.5 Expenses	7
7.6 Titles and Headings	7
7.7 Gender and Number	7
7.8 Governing Law	7
7.9 2011 Incentive Plan Controls	7

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GLOBAL PAYMENTS INC.
ANNUAL PERFORMANCE PLAN

ARTICLE 1
ESTABLISHMENT OF PLAN

1.1    BACKGROUND    . This Annual Performance Plan (the “Annual Performance Plan” or “Plan”) is a subplan of the Global Payments Inc. 2011 Incentive Plan (“2011 Incentive Plan”) or any successor plan thereto, consisting of a program for the grant of annual cash-based performance awards under Articles 10 and 11 of the 2011 Incentive Plan. This Plan has been established and approved, and will be administered by, the Committee pursuant to the terms of the 2011 Incentive Plan. It is intended that the annual performance awards earned under this Plan shall be Qualified Performance-Based Awards under Article 11 of the 2011 Incentive Plan with respect to Participants who are Covered Employees, with the intent that the Annual Incentive Awards will be fully deductible by the Company without regard to the limitations of Code Section 162(m). The applicable Award limits of Section 5.4 of the 2011 Incentive Plan shall apply with respect to this Plan. As of the Effective Date, Section 5.4(c) of the 2011 Incentive Plan provides that the maximum aggregate amount that may be paid with respect to a cash-based Award under the 2011 Incentive Plan to any one Participant in any one calendar year is $10,000,000.

1.2.    PURPOSE    . The purpose of this Plan is to provide for the payment of annual cash incentive awards to eligible employees of the Company, the payment of which will be based on the achievement of one or more Performance Objectives during a Plan Year. The Plan shall remain in effect for successive Plan Years unless and until terminated by the Committee pursuant to Article 6. Unless otherwise specified by the Committee, the Performance Objectives include Company Performance Objectives, Individual Performance Objectives and the Threshold Performance Objective. Company Performance Objectives are designed to focus on overall corporate financial or operational results that drive shareholder value. Individual Performance Objectives are intended to measure individual goals and competencies and to motivate and reward outstanding individual performance. The Threshold Performance Objective, which applies only to Covered Employees, requires that the Company achieve positive Operating Income before any incentive awards will be payable to any Covered Employees under the Plan.

1.3.    EFFECTIVE DATE    . This Plan was approved by the Committee on August 29, 2012, to be effective as of the beginning of the fiscal year of the Company ending May 31, 2013.

ARTICLE 2
DEFINITIONS

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2.1.    DEFINITIONS    . Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2011 Incentive Plan. In addition, the following terms shall have the following meanings for purposes of this Plan, unless the context in which they are used clearly indicates that some other meaning is intended.

Annual Incentive Award. The cash incentive award payable to a Participant under this Plan calculated by reference to the achievement of applicable Performance Objectives, as determined in accordance with Article 5.

Annual Performance Plan or Plan. This Global Payments Inc. Annual Performance Plan, a subplan of the 2011 Incentive Plan, as set forth in this document together with any subsequent amendments hereto.

Change in Control. As defined in a Participant’s employment agreement, if any.

Company Performance Objectives. The Company Performance Objectives established by the Committee for a Plan Year, as provided in Article 5.

Effective Date. June 1, 2012 (the beginning of fiscal year 2013).

Individual Award Limit. Has the meaning described in Section 5.5.

Individual Performance Objectives. The Individual Performance Objectives established by the Committee for a Plan Year, as provided in Article 5.

Operating Income. Shall mean “operating income” as shown in the Company’s Consolidated Statements of Income for the applicable Plan Year, as filed with the Securities and Exchange Commission on the Company’s Form 10-K for such year, except that for the purpose of this Plan, Operating Income will be rounded up or down to the nearest whole million dollar level and shall exclude the impact of restructuring, acquisition-related intangible amortization expense, foreign exchange, and other non-recurring charges that are specifically excluded from the calculation of the Company’s “cash” operating income for such year, as described and quantified in the Company’s year-end earnings press release.

Participant. A person who, as an employee of the Company or any Affiliate, has been granted an Annual Incentive Award opportunity under the Plan.

Performance Objectives. Collectively, with respect to a Participant, the Threshold Performance Objective (which only applies to Covered Employees) and any Company Performance Objectives and Individual Performance Objectives applicable to the Participant, as provided in Article 5.

Plan Year. June 1 to May 31 of each year (the fiscal year of the Company).

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Target Award. Has the meaning described in Section 5.2.

Threshold Performance Objective. Has the meaning given such term in Section 5.5.

2011 Incentive Plan. The Global Payments Inc. 2011 Incentive Plan, as amended form time to time.

ARTICLE 3
ADMINISTRATION

3.1.    COMMITTEE    . This Plan shall be administered by the Committee.

3.2.    AUTHORITY OF COMMITTEE    . Without limiting its authority under Article 4 of the 2011 Incentive Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants for each Plan Year (by individual or employee class);

(b) Establish and review Individual Performance Objectives and weightings for different Individual Performance Objectives for each Plan Year;

(c) Establish and review Company Performance Objectives and weightings for different Company Performance Objectives for each Plan Year;

(d) Establish Target Awards for Participants for each Plan Year;

(e) Determine whether and to what extent Performance Objectives were achieved for each Plan Year;

(f) Increase (subject to the Individual Award Limit) or decrease the Annual Incentive Award otherwise payable to any Participant resulting from the achievement of Company Performance Objectives and Individual Performance Objectives in any Plan Year, based on such objective or subjective factors as the Committee shall deem relevant;

(g) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer this Plan;

(h) Make all other decisions and determinations that may be required under this Plan or as the Committee deems necessary or advisable to administer this Plan; and

(i) Amend this Plan as provided herein.

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3.3.    DECISIONS BINDING    . The Committee’s interpretation of this Plan and all decisions and determinations by the Committee with respect to this Plan are final, binding, and conclusive on all parties.

ARTICLE 4
ELIGIBILITY

4.1.    DESIGNATION OF PARTICIPANTS    . Exhibit A hereto lists the Executives who are designated as Participants in this Plan for the 2013 Plan Year. The Committee, in its discretion, may determine whether other positions may qualify for participation in all or any portion of this Plan for any subsequent Plan Year or change Target Awards of existing Participants, subject to the terms of any employment agreement with the Participant. On or before August 29 of each Plan Year, the Committee shall approve and substitute a new Exhibit A indicating the Participants and their Target Awards for that Plan Year. The Committee will notify or cause Participants to be notified of their eligibility to participate, and the terms thereof, in writing.

4.2.    PARTIAL YEAR PARTICIPATION    . If a Participant begins employment or is promoted to an eligible position after the beginning of a Plan Year, the Committee, in its discretion, may determine whether such employee may participate in this Plan and if so, the terms of such participation, which will be prorated based on the number of days such person participated in this Plan during the Plan Year, unless the Committee determines otherwise. If a Participant takes a leave of absence during the Plan Year for any reason, the Participant will receive a pro rata share of an Annual Incentive Award, if any, for such Plan Year, unless the Committee decides otherwise.

4.3.    DEMOTIONS    . If a Participant is demoted during the Plan Year, the Committee will determine whether Plan participation ends at that time, or is continued, perhaps at a reduced level.

ARTICLE 5
OPERATION OF THE PLAN

5.1.    PLAN STRUCTURE    . Each Participant shall be eligible to receive an Annual Incentive Award for the Plan Year if the Company meets or exceeds certain Performance Objectives set by the Committee. Each Plan Year, the Committee shall establish or approve Performance Objectives and their respective weightings and Target Awards as provided in Sections 5.2, 5.3 and 5.4. In establishing Performance Objectives, the Committee may take into account such factors as it deems appropriate, including, without limitation, prior year results, planned business results, anticipated business trends, performance relative to peer companies and macroeconomic conditions.

5.2.    ESTABLISHMENT OF TARGET AWARDS    . Exhibit A sets forth the percentage of each Participant’s base salary that will be awarded to the Participant for that Plan Year if, with respect to Covered Employees only, the Threshold Performance

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Objective is achieved, and if, with respect to all Participants, the other established Performance Objectives are achieved at the target level (the “Target Award”). Each Participant’s Target Award percentage will be communicated in writing to the Participant upon such Participant’s initial participation in the Plan, and shall remain in effect until any change thereto is communicated to the Participant in writing. The actual Annual Incentive Award to a Participant may be greater or less than his or her Target Award, depending on the level of achievement of Company Performance Objectives and Individual Performance Objectives.

5.3.    COMPANY PERFORMANCE OBJECTIVES. On or before August 29 of each Plan Year, the Committee shall approve Company Performance Objectives for that Plan Year, which shall be communicated in writing to the Participants. The Company Performance Objectives shall include a formula or performance grid that the Committee will consider in determining a Participant’s Annual Incentive Award (at a level below the Individual Award Limit, with respect to Covered Employees). Such Company Performance Objectives shall be set forth in Schedule I attached to this Plan document, as changed from year to year.

5.4.    INDIVIDUAL PERFORMANCE OBJECTIVES    . On or before August 29 of each Plan Year, the Committee may approve Individual Performance Objectives for the Chief Executive Officer, and the Chief Executive Officer or other appropriate officers may approve Individual Performance Objectives for other Participants. Individual Performance Objectives should be designed to promote accountability for personal performance regarding areas under the Participant’s responsibility. Any such Individual Performance Objectives will be communicated to Participants in writing. The Committee shall consider the degree of achievement of Individual Performance Objectives in determining a Participant’s Annual Incentive Award (at a level below the Individual Award Limit, with respect to Covered Employees).

5.5    THRESHOLD PERFORMANCE GOAL AND INDIVIDUAL AWARD LIMITS    . With respect to Covered Employees only, pursuant to Article 11 of the 2011 Incentive Plan, by adopting this Annual Performance Plan, the Committee has established for each Plan Year beginning with Plan Year 2013, a threshold performance goal under the Plan based on achieving positive Operating Income, which is one of the Qualified Business Criteria approved by the shareholders under Section 11.2 of the 2011 Incentive Plan (“Threshold Performance Objective”). Unless waived by the Committee in the case of the death or Disability of a Participant or the occurrence of a Change in Control, no incentive awards shall be payable under the Plan for any Plan Year to Participants who are Covered Employees unless the Threshold Performance Objective has been achieved.

In any Plan Year in which the Threshold Performance Objective is achieved, the Annual Incentive Award payable to each Covered Employee under the Plan for such Plan Year shall be: (A) 2.00% of Operating Income, with respect to the Company’s Chief Executive Officer, or 1.00% of Operating Income, with respect to the Company’s Covered Employees other than the Company’s Chief Executive Officer, but in no event to exceed

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$10,000,000 per Participant (the “Individual Award Limit”), or (B) any lesser amount determined by the Committee based on the level of actual performance with respect to Company Performance Objectives and/or Individual Performance Objectives. As described herein, it is anticipated that the Committee will exercise discretion such that the Annual Incentive Award paid to a Covered Employee for a Plan Year would represent the amount that would be payable pursuant to the applicable Company Performance Objectives and/or Individual Performance Objectives, rather than the full Individual Award Limit.

5.6.    PAYOUT FORM AND TIMING    . Annual Incentive Awards will be paid within thirty (30) days after the Committee determines whether and to what extent Performance Objectives were achieved, but no later than August 15 following the end of the Plan Year for which the Annual Incentive Awards, if any, were earned.

5.7.    TERMINATION OF EMPLOYMENT    . Subject to any contrary provision in an individual employment, key position, severance or similar agreement with a Participant, a Participant must be actively employed and in good standing or on approved leave of absence as of the last day of the Plan Year in order to be eligible to receive an Annual Incentive Award for such Plan Year, and Participants whose employment terminates for any reason prior to the end of the Plan Year shall forfeit their right to receive an Annual Incentive Award for such Plan Year. For terminations after the end of the Plan Year, but before payout from this Plan, payout will be made as though the termination had not occurred. Any amounts paid on behalf of a deceased Participant will be paid to the Participant’s Beneficiary.

ARTICLE 6
AMENDMENT, MODIFICATION AND TERMINATION

6.1.    AMENDMENT, MODIFICATION AND TERMINATION    . The Committee may, at any time and from time to time, amend, modify or terminate this Plan. The Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, including without limitation Code Section 162(m).

6.2.    TERMINATION AFTER OR DURING PLAN YEAR    . Termination of this Plan after a Plan Year but before Annual Incentive Awards are paid for that Plan Year will not reduce Participants’ rights to receive Annual Incentive Awards for the Plan Year. Termination or amendment of this Plan during a Plan Year may be retroactive to the beginning of the Plan Year, at the discretion of the Committee. If a Change in Control occurs, no amendment or termination may adversely affect amounts payable to a Participant without the consent of the Participant.

ARTICLE 7
GENERAL PROVISIONS

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7.1.    NO RIGHT TO PARTICIPATE    . No officer or employee shall have any right to be selected to participate in this Plan.

7.2.    NO RIGHT TO EMPLOYMENT    . Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

7.3.    WITHHOLDING    . The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

7.4.    FUNDING    . Benefits payable under this Plan to a Participant or to a Beneficiary will be paid by the Company from its general assets. The Company is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under this Plan. Any such action or set-aside may not be deemed to create a trust of any kind between the Company and any Participant or beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under this Plan will have no rights greater than the rights of any other unsecured creditor of the Company.

7.5.    EXPENSES    . The expenses of administering this Plan shall be borne by the Company and its Subsidiaries.

7.6.    TITLES AND HEADINGS    . The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

7.7. GENDER AND NUMBER    . Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

7.8.    GOVERNING LAW    . To the extent not governed by federal law, this Plan shall be construed in accordance with and governed by the laws of the State of Georgia.

7.9    2011 INCENTIVE PLAN CONTROLS. This Plan is adopted pursuant to and shall be governed by and construed in accordance with the 2011 Incentive Plan. In the event of any actual or alleged conflict between the provisions of the 2011 Incentive Plan and the provisions of this Plan, the provisions of the 2011 Incentive Plan shall be controlling and determinative.

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The foregoing is hereby acknowledged as being the Global Payments Inc. Annual Performance Plan as adopted by the Committee on August 29, 2012, to be effective as of June 1, 2012.

GLOBAL PAYMENTS INC.

_____________________________
Suellyn P. Tornay, General Counsel

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